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                                                                    EXHIBIT 23.1

                        Independent Accountant's Consent



The Board of Directors
Chad Therapeutics, Inc.




We consent to incorporation by reference in the registration statement (No. 33-93734) on Form S-8 of Chad Therapeutics, Inc. of our report dated May 4, 2001, relating to the balance sheets of Chad Therapeutics, Inc. as of March 31, 2001 and 2000, and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2001, which report appears in the March 31, 2001 annual report on Form 10-K of Chad Therapeutics, Inc.




                                               /s/ KPMG LLP




June 12, 2001
Los Angeles, CA